UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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WESTLAKE CHEMICAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESTLAKE CHEMICAL CORPORATION

2801 Post Oak Blvd.

Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 19, 2005

To the Stockholders:

The annual meeting of stockholders of Westlake Chemical Corporation (the “Company” or “Westlake”) will be held at the Westlake Center Annex, 2801 Post Oak Blvd., Houston, Texas 77056, on Thursday, May 19, 2005 at 9:00 a.m. local time for the following purposes:

(1)	To elect three members of the board of directors for the terms described in the Proxy Statement;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

(3)	To act upon any other matters that may properly come before the annual meeting.

The board of directors has fixed the close of business on Thursday, March 31, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

All stockholders are requested to be present in person or by proxy. For the convenience of those stockholders who do not expect to attend the annual meeting in person and desire to have their shares voted, a form of proxy and an envelope, for which no postage is required, are enclosed. You may also vote by the Internet or telephone. Any stockholder may revoke the proxy for any reason and at any time before it is voted.

Please complete, sign, date and mail promptly the accompanying proxy card in the return envelope furnished for that purpose, whether or not you plan to attend the annual meeting.

Voting by the Internet or telephone is fast, convenient and your vote is immediately confirmed and tabulated. By using the Internet or telephone you help the Company reduce postage and proxy tabulation costs.

Please do not return the enclosed paper ballot if you are voting over the Internet or by telephone.

VOTE BY INTERNET American Stock Transfer & Trust Company http://www.voteproxy.com 24 hours a day/7 days a week	VOTE BY TELEPHONE American Stock Transfer & Trust Company 1-800-PROXIES via touch tone phone toll-free 24 hours a day/7 days a week

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on May 18, 2005. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on May 18, 2005. Have your proxy card in hand when you call and then follow the instructions.

Your cooperation is appreciated, since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

By Order of the Board of Directors

Stephen Wallace

Vice President, General Counsel and Secretary

Dated: April 4, 2005

WESTLAKE CHEMICAL CORPORATION

2801 Post Oak Blvd.

Houston, Texas 77056

PROXY STATEMENT

For Annual Meeting of Stockholders To Be Held on May 19, 2005

GENERAL

This Proxy Statement and the accompanying form of proxy are being furnished to the stockholders of Westlake Chemical Corporation (the “Company” or “Westlake”) on or about April 4, 2005 in connection with the solicitation of proxies by our board of directors for use at the annual meeting of stockholders to be held on Thursday, May 19, 2005, at 9:00 a.m. local time at the Westlake Center Annex, 2801 Post Oak Blvd., Houston, Texas 77056, and any adjournment of the annual meeting.

The following matters will be acted upon at the annual meeting:

(1)	To elect three members of the board of directors for the terms described herein;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2005; and

(3)	To act upon any other matters that may properly come before the annual meeting.

Our board of directors does not know of any other business to be brought before the annual meeting, but if any other business is properly brought before the annual meeting, proxies will be voted upon those matters in accordance with the judgment of the person or persons acting under the proxies.

The accompanying Notice of Annual Meeting of Stockholders, this Proxy Statement and the form of proxy are being first sent to stockholders on or about April 4, 2005.

All shares represented by proxies received will be voted in accordance with instructions contained in the proxies. The board of directors unanimously recommends a vote:

(1)	FOR the nominees for director listed in these materials and on the proxy; and

(2)	FOR the ratification of the appointment of the Company’s independent registered public accounting firm.

In the absence of voting instructions to the contrary, shares represented by validly executed Proxies will be voted in accordance with the foregoing recommendations. A stockholder giving a proxy has the power to revoke it at any time before it is voted by providing written notice to the Secretary of the Company, by delivering a later-dated proxy, or by voting in person at the annual meeting.

Only stockholders of record at the close of business on March 31, 2005, also referred to as the record date, will be entitled to vote at the annual meeting. At the close of business on the record date, there were 64,995,129 shares of common stock, par value $0.01 per share, outstanding, which represent all of the voting securities of the Company. Each share of common stock is entitled to one vote. Stockholders do not have cumulative voting rights in the election of directors.

A majority of the common stock entitled to vote at the annual meeting, present either in person or by proxy, will constitute a quorum. Abstentions and “broker non-votes” will be counted as present for purposes of determining whether there is a quorum present at the meeting. Shares held by a broker or other nominee as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter are called “broker non-votes.” Approval of the proposal to elect the three nominees as directors requires the affirmative vote of a plurality of the votes cast. Abstentions and broker non-votes will not be included in the total of votes cast and will not affect the outcome of the vote. The affirmative vote of a majority of the votes cast at the annual meeting, either in person or by proxy, is required for the approval of the proposal to ratify the appointment of PricewaterhouseCoopers LLP. Abstentions and broker non-votes on the proposal to ratify the appointment of PricewaterhouseCoopers LLP will be counted as a vote against the proposal.

In addition to mailing this material to the stockholders, the Company has asked banks and brokers to forward copies to persons for whom they hold common stock of the Company and request authority for execution of the proxies. The Company will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Officers and employees of the Company may, without being additionally compensated, solicit proxies by mail, telephone, facsimile or personal contact. All proxy-soliciting expenses will be paid by the Company in connection with the solicitation of votes for the annual meeting. The Company has engaged American Stock Transfer & Trust Company to tabulate voting results.

INFORMATION REGARDING BOARD OF DIRECTORS

INDEPENDENCE OF DIRECTORS

As of the date of this Proxy Statement, TTWF LP owns 79.24% of the outstanding common stock of the Company. Under the corporate governance rules of the New York Stock Exchange, we are considered to be controlled by TTWF LP. As a controlled company, we are eligible for exemptions from provisions of these rules requiring a majority of independent directors, nominating and governance and compensation committees composed entirely of independent directors and written nominating and governance and compensation committee charters addressing specified matters. We have elected to take advantage of certain of these exemptions. In the event that we cease to be a controlled company within the meaning of these rules, we will be required to comply with these provisions after the specified transition periods.

Our board of directors has determined, after considering all of the relevant facts and circumstances, that Messrs. Blakely and Lukens and Dr. Whitaker are independent from our management, as “independence” is defined by the rules and regulations of the Securities & Exchange Commission (“SEC”) and the listing standards of the New York Stock Exchange. This means that none of these directors has any direct or indirect material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us and that none of the express disqualifications contained in the New York Stock Exchange rules applies to any of them. Dr. Whitaker is the Dean and H. Joe Nelson III Professor of Business Economics at the Jesse H. Jones Graduate School of Management of Rice University. Our President and Chief Executive Officer, Albert Chao, is a trustee of Rice University. Our board of directors has determined that, notwithstanding these relationships with Rice University, Dr. Whitaker is “independent” as such term is defined in the rules and regulations of the SEC and by the listing standards of the New York Stock Exchange. In making such determination, the board of directors considered, among other things, that: Rice University has 25 trustees; Dr. Whitaker reports to the provost (chief academic officer) of the University, who in turns reports to the president (chief executive officer) of the University, who in turn reports to the board of trustees, and Dr. Whitaker thus does not report to the board of trustees; the provost, not the board of trustees, sets Dr. Whitaker’s compensation; and Dr. Whitaker has announced that he will step down from his position as dean effective as of June 30, 2005, although he plans to remain as a professor for some time thereafter.

EXECUTIVE SESSIONS

The Company’s governance guidelines require that non-management directors meet at regularly scheduled executive sessions without management. At these meetings of non-management directors, the non-management directors have decided that the non-management director that presides over the meeting will rotate among the non-management directors.

Since one of the non-management directors is not independent, the Company’s governance guidelines require that the independent directors meet at least once a year. At these meetings of independent directors, the independent directors have decided that the independent director that presides over the meeting will rotate among the independent directors.

Stockholders may communicate with these directors in the manner described under “Communications with Directors” below.

COMMITTEES OF THE BOARD OF DIRECTORS

The Audit Committee

Commencing with the Company’s initial public offering in August 2004, the audit committee of the board of directors has been comprised of Robert T. Blakely (chairman), Max L. Lukens and Dr. Gilbert R. Whitaker, Jr. All current committee members are “independent” as defined by the listing standards of the New York Stock Exchange and Section 10A(m)(3) of the Securities Exchange Act of 1934. The board has determined that each of Messrs. Blakely and Lukens and Dr. Whitaker is an “audit committee financial expert” as that term is defined by SEC regulations. The primary functions of the audit committee are to review the adequacy of the system of internal controls and management information systems, to review the results of our independent registered public accounting firm’s quarterly reviews of our interim financial statements, and to review the planning and results of the annual audit with our independent registered public accounting firm. This committee and its predecessor held five meetings in 2004. The board of directors has adopted a written charter for the audit committee. The audit committee charter is included as Appendix A to this Proxy Statement, and is publicly available on our Web site at: http://www.westlakechemical.com under “Investor Relations—Corporate Governance.”

The Compensation Committee

Commencing with the Company’s initial public offering in August 2004, the compensation committee of the board of directors has been comprised of Albert Chao, Dorothy C. Jenkins and Max L. Lukens (chairman). Since Westlake is considered to be controlled by its principal stockholder under New York Stock Exchange rules, all compensation committee members are not required to be independent as defined by the listing standards of the New York Stock Exchange. The compensation committee’s primary functions include overseeing our executive compensation, director compensation and equity and performance incentive compensation plans and policies. This committee held one meeting in 2004. The compensation committee has adopted a written charter. The compensation committee charter is publicly available on our Web site at: http://www.westlakechemical.com under “Investor Relations—Corporate Governance.”

The Nominating and Governance Committee

Commencing with the Company’s initial public offering in August 2004, the nominating and governance committee has been comprised of Albert Chao, James Chao and Dr. Gilbert R. Whitaker, Jr. (chairman). Since Westlake is considered to be controlled by the principal stockholder under New York Stock Exchange rules, all nominating and governance committee members are not required to be independent as defined by the listing standards of the New York Stock Exchange. The nominating and governance committee’s primary functions are (1) to identify individuals qualified to become directors of the Company, (2) to recommend to the board of directors director candidates to fill vacancies on the board of directors and to stand for election by the stockholders at the annual meeting of stockholders, (3) to recommend committee assignments for directors, (4) to monitor and periodically assess the performance of the board of directors and its committees, and (5) to develop and recommend to the board of directors appropriate corporate governance policies, practices and procedures for the Company. In assessing the qualifications of prospective nominees to serve as directors, the committee will consider, in addition to any criteria set forth in the Bylaws of the Company, each nominee’s personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective director, and commitment to acting in the best interests of the Company and its stockholders. This committee held one meeting in 2004. The committee has the authority to retain an executive search firm as needed to identify director candidates. The nominating and governance committee has adopted a written charter. The charter is publicly available on our Web site at: http://www.westlakechemical.com under “Investor Relations—Corporate Governance.”

The nominating and governance committee will consider nominees recommended by stockholders. Any recommendation should be addressed in writing to the Nominating and Governance Committee, Westlake Chemical Corporation, c/o Corporate Secretary, 2801 Post Oak Blvd., Houston, Texas 77056. Recommendations for potential nominees may come from any source, including members of the board of directors, stockholders, self-recommendations or search firms. All persons recommended for a vacant or new board position will be given equal consideration regardless of the source of the recommendation.

CORPORATE GOVERNANCE

We have a Code of Ethics that applies to our principal executive officer, principal financial officer and principal accounting officer, a Code of Conduct that applies to all directors, officers and employees and Principles of Corporate Governance. You can find the above-referenced documents by visiting our Web site: http://www.westlakechemical.com/ under “Investor Relations—Corporate Governance.” We will post on our Web site any amendments to such documents as well as any waivers that are required to be disclosed by the rules of either the SEC or the New York Stock Exchange.

You may also obtain a printed copy of the material mentioned above by contacting us at the following address:

Westlake Chemical Corporation

Attn: Investor Relations

2801 Post Oak Boulevard

Houston, Texas 77056-6105

(713) 960-9111

COMMUNICATIONS WITH DIRECTORS

Any stockholder is welcome to communicate with any one or all of our directors by writing to the director or directors, Westlake Chemical Corporation, c/o Corporate Secretary, 2801 Post Oak Blvd., Houston, Texas 77056. The Corporate Secretary will forward these communications to the addressee. If any stockholder would like to communicate with the non-management directors as a group, the stockholder should address such communication as follows: Non-management Directors, c/o Corporate Secretary, Westlake Chemical Corporation, 2801 Post Oak Blvd., Houston, Texas 77056. Upon receipt, Westlake’s Corporate Secretary will forward the communication, unopened, to one of the non-management directors. The non-management director will, upon review of the communication, make a determination as to whether it should be brought to the attention of the other non-management directors and whether any response should be made to the person sending the communication, unless the communication was made anonymously.

MEETING ATTENDANCE

The board of directors held five meetings in 2004. During 2004, no director attended fewer than 75% of the total number of meetings of the board of directors and any committee on which he or she served during the periods that he or she served. Westlake encourages its directors to attend the annual meeting of stockholders. The annual meeting described in this Proxy Statement will be the first annual meeting of the Company since the initial public offering of its common stock.

COMPENSATION OF DIRECTORS

Directors who are also full-time officers or employees of Westlake or affiliates of our principal stockholder receive no additional compensation for serving as directors. All other directors receive an annual retainer of $40,000. The audit committee chairman receives an additional annual retainer of $10,000.

Under our 2004 Omnibus Incentive Plan, which we refer to as our “2004 plan,” the board of directors in August 2004 authorized the issuance of options to purchase 2,759 shares of our common stock to each outside director with an exercise price of $14.50. These stock options are exercisable in equal amounts on the first, second and third anniversary of the closing of Westlake’s initial public offering on August 16, 2004. In connection with their election to the board of directors, the Company informed the non-management directors that each of them would receive annual awards under the 2004 plan of options to purchase shares of our common stock equal in value to one-half of the current annual retainer, or $20,000. The exercise price for their stock options is expected to be the closing sales price reported on the New York Stock Exchange on the date of the grant. To date, no additional grants, other than the initial grant in August 2004, have been approved by the board of directors.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that the board of directors be divided into three classes, each consisting, as nearly as possible, of one-third of the total number of directors constituting the board of directors, with each class to serve for a term of three years. The following nominees, each of whom is an incumbent Class I director and was nominated by our nominating and governance committee, are proposed for election in Class I, to serve until the annual meeting of stockholders in 2008, or until their successors are elected and qualified:

•	Ruth I. Dreessen

•	Dorothy C. Jenkins

•	Max L. Lukens

Unless instructed otherwise, the Proxies will be voted for the election of the three nominees named above. If any nominee is unable to serve, Proxies may be voted for a substitute nominee selected by the board of directors, although management is not aware of any circumstance likely to render any of the named nominees unavailable for election.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS CLASS I DIRECTORS.

NOMINEES FOR ELECTION AS CLASS I DIRECTORS

Ruth I. Dreessen (age 49). Ms. Dreessen has been a director since August 2004. Ms. Dreessen has been our Senior Vice President and Chief Financial Officer since June 2003. She was employed by JPMorgan Chase & Company for 21 years where she last served as Managing Director of the Global Chemicals Group. She was formerly a member of the board of directors of Georgia Gulf Corporation and is currently a member of the board of directors of Better Minerals & Aggregates Corporation. She received her undergraduate degree from New College of Florida and a Masters in International Affairs from Columbia University. Ms. Dreessen has agreed to resign from the board of directors in the event that she ceases to be employed by the Company.

Dorothy C. Jenkins (age 59). Ms. Jenkins has been a director since June 2003. For the past five years, Ms. Jenkins has managed her personal investments. She is also a member of the board of various civic and charitable organizations including the Polk Museum of Art and the John and Mable Ringling Museum of Art Foundation,

Inc. Ms. Jenkins is the sister of James Chao and Albert Chao. She is a graduate of Wellesley College and holds a B.S. in Mathematics with additional graduate studies in Mathematics at the University of South Florida.

Max L. Lukens (age 56). Mr. Lukens has been a director since August 2004. Mr. Lukens has been the President and Chief Executive Officer of Stewart & Stevenson Services, Inc. since March 2004 and previously served as its Chairman of the Board, from December 2002 to March 2004, and Interim Chief Executive Officer and President, from September 2003 to March 2004. He was also previously employed by Baker Hughes Incorporated from 1981 to January 2000, where he served as Baker Hughes’ Chairman of the Board, President and Chief Executive Officer from 1997 to January 2000. He currently serves on the board of directors of NCI Building Systems, Inc. and Ethics.Point.COM. Mr. Lukens, a Certified Public Accountant who was with Deloitte Haskins & Sells for 10 years, received both his B.S. and M.B.A. degrees from Miami University of Ohio.

OTHER DIRECTORS

Class II Directors Serving Until 2006

James Chao (age 57). Mr. Chao has been our Chairman of the Board since July 2004 and became a director in June 2003. From May 1996 to July 2004, he served as our Vice Chairman of the Board. Mr. Chao also has responsibility for the oversight of our Vinyls business. Mr. Chao has over 30 years of international experience in the chemical industry. In June 2003, he was named Chairman of Titan Chemicals Corp. Bhd and previously served as Titan’s Managing Director. He has served as a Special Assistant to the Chairman of China General Plastics Group and worked in various financial, managerial and technical positions at Mattel Incorporated, Developmental Bank of Singapore, Singapore Gulf Plastics Pte. Ltd. and Gulf Oil Corporation. Mr. Chao, along with his brother Albert Chao, assisted their father T.T. Chao in founding Westlake and served as Westlake’s first president from 1985 to 1996. Mr. Chao received his Bachelor of Science degree from Massachusetts Institute of Technology and an M.B.A. from Columbia University. Mr. Chao is a trustee of Thunderbird, The Garvin School of International Management.

Dr. Gilbert R. Whitaker, Jr. (age 73). Dr. Whitaker has been a director since August 2004. Dr. Whitaker is the Dean and H. Joe Nelson III Professor of Business Economics at the Jesse H. Jones Graduate School of Management of Rice University and Senior Advisor to the Andrew W. Mellon Foundation. His previous positions include: Provost and Executive Vice President for Academic Affairs at the University of Michigan from September 1990 to August 1995 and Dean and Professor of Business Economics at the University of Michigan School of Business Administration from 1979 to 1990; Dean and Professor of Business Economics at the M.J. Neeley School of Business at Texas Christian University from 1976 to 1978; and Associate Dean and Professor of Business Economics at the Graduate School of Business of Washington University in St. Louis from 1966 to 1976. He currently serves on the board of directors of the Forum for the Future of Higher Education, the Alley Theatre, the Council of Overseers of the Jesse H. Jones Graduate School of Management and the Rice University Fund Council. Dr. Whitaker holds a B.A. in economics from Rice University, an M.S. in economics from the University of Wisconsin, and a Ph.D. in economics from the University of Wisconsin.

Class III Directors Serving Until 2007

Robert T. Blakely (age 63). Mr. Blakely has been a director since August 2004. Mr. Blakely has served as Executive Vice President and Chief Financial Officer of MCI, Inc. since April 2003. His prior positions include: President of Performance Enhancement Group, Ltd. from July 2002 to April 2003; Executive Vice President and Chief Financial Officer of Lyondell Chemical Company from November 1999 to June 2002; Executive Vice President of Tenneco Inc. from 1996 to November 1999 and Chief Financial Officer from 1981 to November 1999; and Managing Director of Morgan Stanley & Co. from 1980 to 1981 and an employee from 1970. He currently serves on the board of directors of Natural Resource Partners L.P. and is a trustee of Cornell University. In addition, Mr. Blakely was a Member of the Financial Accounting Standards Advisory Council from 1999 to 2003. He holds a B.M.E. degree in mechanical engineering and a M.B.A. in business administration from Cornell University and a Ph.D. from the Massachusetts Institute of Technology.

Albert Chao (age 55). Mr. Chao has been our President since May 1996 and a director since June 2003. Mr. Chao became our Chief Executive Officer in July 2004. Mr. Chao has over 30 years of international experience in the chemical industry. In 1985, Mr. Chao assisted his father T.T. Chao and his brother James Chao in founding Westlake, where he served as Executive Vice President until he succeeded James Chao as President. He has held positions in the Controller’s Group of Mobil Oil Corporation, in the Technical Department of Hercules Incorporated, in the Plastics Group of Gulf Oil Corporation and has served as Assistant to the Chairman of China General Plastics Group and Deputy Managing Director of a plastics fabrication business in Singapore. He is also a director of Titan Chemicals Corp. Bhd. Mr. Chao received a bachelor’s degree from Brandeis University and an M.B.A. from Columbia University. Mr. Chao is a trustee of Rice University.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table lists information about the number of shares of common stock beneficially owned by each director, each named executive officer listed in the summary compensation table included later in this Proxy Statement, and all of our directors and executive officers as a group. Shares of stock are “beneficially owned” by a person if the person directly or indirectly has or shares the power to vote or dispose of the shares, regardless of whether the person has any economic interest in the shares. A person also beneficially owns shares as to which the person has the right to acquire beneficial ownership within 60 days.

All information in the table is as of March 15, 2005 and is based upon information supplied by the directors and officers. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

	Amount and Nature of Beneficial Ownership of Common Stock
Directors and Nominees and Named Executive Officers	Direct	Other	Percent of Class
Robert T. Blakely	0	0	*
Albert Chao	700	51,545,377(1)(2)	79.3%
James Chao	20,100	51,525,977(2)(3)	79.3%
Ruth I. Dreessen	67	0	*
David R. Hansen	367	0	*
Dorothy C. Jenkins	5,000	51,505,277(2)	79.2%
Max L. Lukens	0	0	*
Wayne D. Morse	5,100	0	*
Dr. Gilbert R. Whitaker, Jr.	0	0	*
All directors, nominees and executive officers as a group (14 persons, including those listed above)	35,468	51,525,577	79.3%

*	Less than 1% of the outstanding shares of common stock.
(1)	Includes common stock of the Company owned directly by James Chao and 20,000 shares of common stock owned by Albert Chao’s mother.
(2)	Two trusts for the benefit of members of the Chao family, including James Chao, Dorothy Jenkins and Albert Chao, are the managers of TTWFGP LLC, a Delaware limited liability company, which is the general partner of TTWF LP. The limited partners of TTWF LP are five trusts principally for the benefit of members of the Chao family, including James Chao, Dorothy Jenkins and Albert Chao and two corporations owned, indirectly or directly, by certain of these trusts and by other entities owned by members of the Chao family, including James Chao, Dorothy Jenkins and Albert Chao. James Chao, Dorothy Jenkins, Albert Chao, TTWF and TTWFGP share voting and dispositive power with respect to the shares of our common stock beneficially owned by TTWF. James Chao, Dorothy Jenkins and Albert Chao disclaim beneficial ownership of the 51,505,277 shares held by TTWF except to the extent of their respective pecuniary interest therein.
(3)	Includes common stock of the Company owned directly by Albert Chao and 20,000 shares of common stock owned by James Chao’s mother.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth as of December 31, 2004, each person known to Westlake who is the beneficial owner of 5% or more of the outstanding shares of our common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
TTWF LP (1)	51,505,277	79.24%
2801 Post Oak Boulevard Houston, Texas 77056

(1)	Two trusts for the benefit of members of the Chao family, including James Chao, Dorothy Jenkins and Albert Chao, are the managers of TTWFGP LLC, a Delaware limited liability company, which is the general partner of TTWF LP. The limited partners of TTWF LP are five trusts principally for the benefit of members of the Chao family, including James Chao, Dorothy Jenkins and Albert Chao and two corporations owned, indirectly or directly, by certain of these trusts and by other entities owned by members of the Chao family, including James Chao, Dorothy Jenkins and Albert Chao. TTWF LP and TTWFGP LLC each have shared voting power and shared dispositive power over 51,505,277 shares. James Chao has sole voting power and sole dispositive power over 20,100 shares and shared voting power and shared dispositive power over 51,505,277 shares. Dorothy C. Jenkins has sole voting power and sole dispositive power over 5,000 shares and shared voting power and shared dispositive power over 51,505,277 shares. Albert Chao has sole voting power and sole dispositive power over 700 shares and shared voting power and shared dispositive power over 51,505,277 shares. James Chao, Dorothy C. Jenkins and Albert Chao disclaim beneficial ownership of the 51,505,277 shares held by TTWF except to the extent of their respective pecuniary interest therein.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the “Committee”) is comprised of Max L. Lukens (Chair), Albert Chao and Dorothy C. Jenkins. The Committee has been in existence since the Company completed its initial public offering (“IPO”) in August 2004. Before then, the Company had no such committee.

As a “controlled company” under the rules of the New York Stock Exchange, the Company is eligible, and has elected, to avail itself of an exemption from those rules requiring a compensation committee to consist only of independent directors. Mr. Lukens, the chairman of the Committee, is independent, while Mr. Chao and Ms. Jenkins are not.

The Committee is constituted and established by the Board (1) to review and approve the compensation of the executive officers and other key employees of the Company, (2) to review the fees and other compensation received by directors for service on the Board and its committees, (3) to administer, and make recommendations to the Board with respect to the design of, the Company’s incentive compensation plans, equity-based plans and other compensation and benefit plans and (4) to produce a compensation committee report on executive compensation as required by the SEC for inclusion in the Company’s annual Proxy Statement.

On a periodic basis the Committee reviews third-party market data to assess the Company’s competitive position with respect to executive compensation and considers and approves changes in base salary and annual incentive levels for executive officers and other key employees, as well as all awards (including stock options, equity-based awards and long-term incentive plan awards) to executive officers and key employees. In considering these awards, the Committee also reviews annual and long-term performance criteria and goals at the beginning of each performance period to assess the appropriateness of the recommended award.

General Compensation Philosophy

The Committee believes that pay should be administered on a total remuneration basis, with consideration of the value of all components of compensation. Total remuneration opportunities should be competitive and serve to attract, retain, motivate and reward employees based upon their experience, responsibility, performance and marketability. Incentive programs should create a strong mutuality of interest between executives and stockholders through the use of equity-based compensation and the selection of performance criteria that are consistent with the Company’s strategic objectives.

Executive Compensation

The Company’s executive compensation program has the following principal components: base salary, annual cash incentive compensation and long-term incentive compensation. When combined these make up a total remuneration program designed to attract, incentivize and retain qualified executive talent. The total remuneration program is reviewed periodically and compared to pay opportunities provided by other companies of similar size and market segments within the chemical industry.

Base Salaries

The Committee annually reviews the base salaries of the Company’s executive officers. Prior to the meeting at which the annual review occurs, the Committee is furnished with data on the base salary of each executive, current marketplace data for comparable positions within chemical companies of similar size and market segments, individual performance information and adjustments recommended by the Chief Executive Officer for each executive officer except himself. At the meeting, the Committee reviews relevant data and considers and approves adjustments. In addition, the Committee reviews marketplace data for, and the performance of, the Chairman of the Board and the Chief Executive Officer and determines their adjustments. Based upon the Committee’s review of the survey material and given the increasing demand for qualified executive talent and the improving performance of the Company and the industry at large, the Committee has recommended increases in the salaries of the Chairman of the Board, the Chief Executive Officer and certain other executive officers.

Incentive Compensation

The Company’s EVA Incentive Plan (the “EVAIP”) provides for awards that are principally contingent upon the attainment of specific targeted EVA® results. EVA, or “economic value added,” is a measure of financial performance based upon the achievement of returns for stockholders above the invested cost of capital. EVA is equal to net operating profit after taxes less a capital charge (capital times the weighted average cost of capital). Under the provisions of the plan, if the EVA for the year is equal to the expected improvement in EVA, participants in the plan are awarded a cash bonus equal to one times their target bonus. Where the results exceed the expected improvement, awards will be granted at a rate corresponding to the rate of increase above the expectation. In years where expectations are not met, awards will be correspondingly lower. In each year the gross EVA declared bonus is further modified by an individual performance factor as recommended by management and approved by the Committee.

The Committee believes that the EVAIP is designed to reward and incentivize management to achieve improvements in EVA which is designed in turn to return value to the stockholders. The Committee annually reviews the results of the EVAIP and determines the target bonus rate for the Chief Executive Officer and other executive officers and key employees.

In addition to the EVAIP, the executive officers are eligible for payments from a Quarterly Incentive Plan (QIP) with a maximum annual payment potential of 8% of base pay. These incentive awards are based upon the achievement of various operating results which include, but are not limited to, production, cost, quality, environmental and safety, sales volumes and other related targets. These results are measured against objectives established by management at the beginning of each year which may change from year to year depending on the then current needs of the Company. The Committee believes these programs encourage the executive officers to remain aligned with the operating objectives of the Company which in turn affect EVA and stockholder value.

Long-Term Incentives

Prior to the Company’s IPO, the Board of Directors adopted, and the Company’s then sole stockholder approved, the Westlake Chemical Corporation 2004 Omnibus Incentive Plan. In connection with the IPO and under the plan, the Company awarded the Chief Executive Officer, non-employee directors, other executive officers and other key employees options to purchase shares of the Company’s common stock at an exercise price equal to the IPO stock price of $14.50. These grants will vest at the rate of  1/3 per year over a three-year period with the first  1/3 vesting on August 16, 2005. Individual grants were made on the basis of position, individual performance and company service.

In keeping with the Company’s philosophy of nurturing a mutuality of interest between the executives and stockholders, the Company intends to provide equity-based long-term incentives which comprise a significant portion of each executive’s total compensation package. Long-term incentives during 2004 consisted exclusively of the stock options granted in connection with the IPO as noted above. Moreover, the Company’s Performance Unit Plan was terminated in connection with the IPO and all participants’ awards under this plan were settled in full. Long-term incentive plan provisions and awards for 2005 and beyond have not yet been determined.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility to public companies for compensation in excess of $1 million paid to specified executive officers. Qualifying “performance based” compensation is not subject to the deduction limit if Internal Revenue Code requirements are met. The Committee does not anticipate any material payment of compensation in 2004 or 2005 in excess of the amount deductible under Section 162(m) of the Internal Revenue Code; however, the Committee considers it important to retain flexibility to design compensation programs with the participation of all members of the Committee, even where compensation payable under such programs may not be fully deductible, if such programs effectively recognize a full range of criteria important to the Company’s success and result in a gain to the Company that would outweigh the limited negative tax effect.

Chief Executive Officer Compensation and Chairman of the Board Compensation

The Committee reviewed the corporate goals and objectives relevant to the compensation of the President and Chief Executive Officer and the compensation of the Chairman of the Board and evaluated their performance in light of those goals and objectives. In consideration of this evaluation and a review of the remuneration package for chief executive officers and chairmen of companies of comparable size and market segments within the chemical industry, the Committee recommended the 2005 base salary of Mr. Albert Chao to be set at $450,000 and the 2005 base salary of Mr. James Chao to be set at $330,000. The EVA-based cash incentive award for 2004, payable in 2005, was established at $182,474 for Mr. Albert Chao and $152,061 for Mr. James Chao, pursuant to the provisions of the EVAIP. Further, the Committee established the EVAIP target bonus rate for both Mr. Albert Chao and Mr. James Chao at 70% of base pay for the 2005 plan year.

Summary

The Committee believes that base pay levels and performance-based awards are reasonable and competitive with compensation packages provided to executive officers at companies of comparable size and market segments within the chemical industry.

THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS

Max L. Lukens, Chairman

Albert Chao

Dorothy C. Jenkins

EVA® is a registered trademark of Stern Stewart & Co.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2003 and during 2004 until the completion of our initial public offering, Albert Chao and James Chao participated in deliberations of our board of directors concerning executive officer compensation. As noted in the compensation committee report above, Albert Chao and Dorothy C. Jenkins are members of the compensation committee and are not “independent” as defined by the listing standards of the New York Stock Exchange.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe all stock transaction reports required to be filed with the SEC under Section 16(a) of the Securities Exchange Act of 1934 in 2004 were timely filed by all directors, officers and beneficial owners of more than 10% of our common stock.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

The following table provides information regarding the compensation awarded to or earned during 2004, 2003 and 2002 by our chief executive officer and four other most highly compensated individuals who were serving as executive officers at the end of 2004 (collectively, the “named executive officers”).

Long-Term Compensation
	Annual Compensation					Restricted Stock Awards	Securities Underlying Options	Long-Term Incentive Payouts		All Other Com- pensation(1)
Name and Principal Position	Year	Salary		Bonus
Albert Chao, President and Chief Executive Officer	2004 2003 2002	$ $ $	279,000 265,352 242,112	$ $ $	121,901 67,351 1,320	$1,450 — —	44,400 — —	$ $	26,033 — 36,667	$ $ $	17,268 11,443 9,268

Wayne D. Morse, Senior Vice President, Vinyls	2004 2003 2002	$ $ $	252,166 243,444 235,854	$ $ $	94,218 102,023 1,682	$1,450 — —	14,500 — —	$ $ $	135,564 30,870 52,800	$ $ $	7,268 6,768 6,268

James Chao, Chairman	2004 2003 2002	$ $ $	232,500 221,128 168,140	$ $ $	102,000 56,128 550	$1,450 — —	35,300 — —	$ $	21,750 — 36,667	$ $ $	17,268 15,175 13,839

Ruth I. Dreessen, Senior Vice President and Chief Financial Officer	2004 2003	$ $	238,334 112,182	$ $	87,821 2,120	$1,450 —	24,200 —		$5,274 —		— —

David R. Hansen, Senior Vice President, Administration	2004 2003 2002	$ $ $	201,106 193,980 190,800	$ $ $	85,787 64,733 1,040	$1,450 — —	23,300 — —	$ $ $	83,752 15,435 32,267	$ $ $	16,500 16,119 14,733

(1)	The “All Other Compensation” column consists of (i) contributions to the Company’s Money Purchase Pension Plan, a defined contribution plan, that was merged into our 401(k) plan and all of whose balances were transferred to our 401(k) plan beginning January 1, 2003 for employees, including our executive officers, (ii) an annual retirement contribution to our 401(k) plan as well as matching contributions to our 401(k) plan and (iii) premiums paid on behalf of our executive officers for term life insurance.

Name	Year	Defined Contribution Plan	401(k) Plan	Term Life Insurance Premiums
Albert Chao,	2004	—	$16,500	$768
President and Chief	2003	$10,000	$675	$768
Executive Officer	2002	$8,500	—	$768

Wayne D. Morse,	2004	—	$6,500	$768
Senior Vice President,	2003	—	$6,000	$768
Vinyls	2002	—	$5,500	$768

James Chao,	2004	—	$16,500	$768
Chairman	2003	$8,407	$6,000	$768
	2002	$8,148	$5,044	$647

David R. Hansen,	2004	—	$15,732	$768
Senior Vice President,	2003	$9,540	$5,819	$760
Administration	2002	$8,500	$5,500	$733

OMNIBUS INCENTIVE PLAN

Pursuant to our 2004 plan, which became effective at the closing of the initial public offering of our common stock, the named executive officers are eligible for awards under the 2004 plan in the form of stock options, stock appreciation rights, stock awards or cash awards (any of which may be a performance award).

OPTION GRANTS IN 2004

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Potential Realizable Value Assumed Annual Rates of Stock Appreciation for Option Term
					5%	10%
Albert Chao	44,400	9.27%	$14.50	08/16/2014	$404,882	$1,026,051
Wayne D. Morse	14,500	3.03%	$14.50	08/16/2014	$132,225	$335,084
James Chao	35,300	7.38%	$14.50	08/16/2014	$321,900	$815,757
Ruth I. Dreessen	24,200	5.09%	$14.50	08/16/2014	$220,679	$559,244
David R. Hansen	23,300	4.86%	$14.50	08/16/2014	$212,472	$538,446

No stock options were exercised during 2004 and no stock options were exercisable as of December 31, 2004. The closing sales price of our common stock on December 31, 2004 as reported on the New York Stock Exchange was $33.40.

2004 YEAR-END OPTION VALUES

	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Unexercised In-the-Money Options at December 31, 2004
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Albert Chao	—	44,400	—	$839,160
Wayne D. Morse	—	14,500	—	$274,050
James Chao	—	35,300	—	$667,170
Ruth I. Dreessen	—	24,200	—	$457,380
David R. Hansen	—	23,300	—	$440,370

LONG-TERM INCENTIVE PLAN

Westlake’s performance unit plan (the “Performance Unit Plan”) was terminated in August 2004 in connection with the initial public offering of our common stock (the “IPO”). The following table provides information regarding units awarded to the named executive officers for services provided in 2003 and prior to 2003 under the Performance Unit Plan and the amounts that were paid to the named executive officers in 2004 in connection with the termination of the Performance Unit Plan.

Name	Number of Units	Performance or Other Period Until Maturation or Payout	Payouts of 2003 Awards in Connection with the IPO	Payouts of Pre-2003 Awards in Connection with the IPO
Albert Chao	227,915	2/7/10 years	$8,675	$17,358
Wayne D. Morse	400,677	2/7/10 years	$6,488	$95,538
James Chao	190,428	2/7/10 years	$7,229	$14,521
Ruth I. Dreessen	42,533	2/7/10 years	$5,274	—
David R. Hansen	282,641	2/7/10 years	$5,360	$61,003

The units were cancelled in connection with the Company’s IPO in exchange for the amounts shown in the table above. The payouts of 2003 awards and pre-2003 awards shown above are based on our consolidated book value as of July 31, 2004. The Performance Unit Plan was a discretionary, non-qualified, non-equity based long-term incentive plan that covered essentially all of our executive officers and other selected key employees, including the named executive officers. Units were granted on the first day of each year and 50% of the units vested two years after the grant date and the remaining 50% vested seven years after the grant date. The cash value of each unit was based on the percentage increase or decrease in our consolidated book value over the life of the grant as measured on December 31 of each year. Increases in the book value excluded any capital contributions or increases in capital due to mergers, and book value was adjusted to reflect the payment of any dividends. In connection with our IPO, the Performance Unit Plan and all outstanding awards, whether or not vested, were cancelled in exchange for a lump sum cash payment determined based upon the percentage increase in book value from the date of the respective award, plus an additional payment equal to 25% of the lump sum amount to compensate the named executive officers for the loss of future potential appreciation.

PENSION PLAN TABLE

The following table provides estimated annual pension benefits payable to one of our named executive officers, Wayne D. Morse, upon retirement at age 65 based on credited service as of January 1, 2005 under the provisions of the Westlake Salaried Employees’ Defined Benefit Plan. None of the other named executive officers participates in this plan.

Average Final Earnings	Years of Service at Retirement(1)
	15	20	25	30	35	40
$125,000	$26,713	$35,617	$44,522	$53,426	$ 62,330	$ 69,518
$150,000	$32,713	$43,617	$54,522	$65,426	$ 76,330	$ 84,955
$175,000	$38,713	$51,617	$64,522	$77,426	$ 90,330	$100,393
$200,000	$44,713	$59,617	$74,522	$89,426	$104,330	$115,830
$225,000	$47,113	$62,817	$78,522	$94,226	$109,930	$122,005
$250,000	$47,113	$62,817	$78,522	$94,226	$109,930	$122,005
$300,000	$47,113	$62,817	$78,522	$94,226	$109,930	$122,005
$400,000	$47,113	$62,817	$78,522	$94,226	$109,930	$122,005
$450,000	$47,113	$62,817	$78,522	$94,226	$109,930	$122,005
$500,000	$47,113	$62,817	$78,522	$94,226	$109,930	$122,005

(1)	Mr. Morse had 37 estimated credited years of service as of January 1, 2005.

The amounts shown in the above table are necessarily based upon certain assumptions, including retirement of the employee at age 65 based on credited services as of January 1, 2005 and payment of the benefit under the basic form of allowance provided under the Westlake Salaried Employees’ Defined Benefit Plan (payment for the life of the employee five years certain). The amounts will change if the payment is made under any other form of allowance permitted by the retirement plan or if an employee’s actual retirement occurs after January 1, 2005 since the “annual covered compensation level” of such employee (one of the factors used in computing the annual retirement benefits) may change during the employee’s subsequent years of benefit service. The covered compensation for which retirement benefits are computed under the Westlake Salaried Employees’ Defined Benefit Plan is the average of the participant’s highest four consecutive years out of the last ten years of base salary plus annual bonus. Base salary and annual bonus amounts for 2004 are set forth under the “Salary” and “Bonus” headings in the Summary Compensation Table for Mr. Morse. The benefits shown are not subject to deduction for Social Security benefits or other offset amounts, including any offset for payments made from the Goodrich Corporation plan for certain former employees of Goodrich Corporation, including Mr. Morse.

EMPLOYMENT AGREEMENTS

Effective January 2004, we entered into an agreement with Mr. Morse under which we agreed to pay him $1.8 million in satisfaction of a previous long-term incentive award on the earlier of the date he ceases to be our employee for any reason and January 3, 2005. Such payment was made in January 2005. In addition, we have agreed that his base annual salary will be not less than $245,018 and have agreed to pay him for twelve months at his then current salary in the event of his involuntary termination, except in the case of cause, death, disability or retirement. A copy of Mr. Morse’s agreement has been filed as an exhibit to our Annual Report on Form 10-K.

We have entered into an agreement with Ms. Dreessen under which Ms. Dreessen has agreed to serve as our Senior Vice President and Chief Financial Officer. A copy of this agreement has been filed as an exhibit to our Annual Report on Form 10-K. Under the terms of the agreement, Ms. Dreessen’s base salary is set at $270,000, and she is provided a cash bonus target of 40% of annual base salary, a long-term incentive cash value target of 40% of annual base salary and an 8% annual cash bonus target under the provisions of a quarterly incentive bonus plan.

Under the terms of the agreement, if Ms. Dreessen is terminated other than for cause or for a change in control, then we will: (i) vest Ms. Dreessen in all compensation and benefit plans for which there is a vesting schedule; and (ii) pay Ms. Dreessen the following amount based on what year of her employment she is in at the time of her termination: during the 1st year, $200,000; during the 2nd year, $150,000; during the 3rd year, $100,000; during the 4th year, $50,000; and after the 4th year, $0.

In the event Ms. Dreessen is terminated as a result of a change in control, we will vest Ms. Dreessen in all compensation and benefit plans and she will be paid an amount equal to one times her annual compensation which will include her base salary and cash bonuses (based on her prior calendar year compensation) and an amount equal to the cash value of any long-term incentive plan based upon a 40% cash value target.

THE STOCK PERFORMANCE GRAPH

The information contained in this Stock Performance Graph Section shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act except to the extent that Westlake specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The following graph compares the total return for our common stock, the Standard & Poor’s 500 Index and the Standard & Poor’s Chemicals Index (a published industry index), each of which assumes an initial value of $100 and reinvestment of dividends. Our stock price performance shown in the following graph is not indicative of future stock price performance. The Standard & Poor’s Chemicals Index contains 18 companies in the chemical industry.

COMPARISON SINCE WESTLAKE’S IPO OF CUMULATIVE TOTAL RETURN

AMONG WESTLAKE CHEMICAL CORPORATION, THE S&P 500 INDEX

AND THE S&P CHEMICALS INDEX

Cumulative Total Return To Stockholders

	8/11/2004	8/31/2004	9/30/2004	10/29/2004	11/30/2004	12/31/2004
Westlake Chemical Corporation	$100.00	$119.45	$152.22	$157.47	$214.40	$227.99
S&P Chemicals Index	$100.00	$104.41	$107.77	$109.00	$117.41	$121.31
S&P 500 Index	$100.00	$102.64	$103.61	$105.06	$109.11	$112.65

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The office space for our principal executive offices in Houston, Texas is leased, at market rates, from an affiliate, Westlake Post Oak Center, Ltd., under a lease that expired on December 31, 2004. We have reached an agreement in principle with the affiliate to extend the lease, at market rates, through February 28, 2010. Total annual payments under the lease in 2004 were approximately $1.4 million.

In June 1998, one of our subsidiaries, Westlake Management Services, Inc., or WMS, entered into a management advice and technical assistance agreement with Titan Petrochemicals (M) SDN BHD, Titan Polyethylene (Malaysia) SDN BHD and Titan PP Polymers (M) SDN BHD, three Malaysian affiliates of our principal stockholder. Under the agreement, WMS agreed to provide various management, administrative and expatriate services at cost. The agreement was to expire on December 31, 2008. On August 31, 2004, WMS and Titan Petrochemical & Polymers Berhad (now known as Titan Chemicals Corp. Bhd) entered into a new agreement in which the parties agreed to terminate the prior agreement effective as of June 30, 2004. The basic fee under the new agreement is $0.5 million per year. Additional reimbursements of actual costs, overhead, an administrative fee and/or profit margin will be made by the Malaysian affiliate under certain circumstances. The new agreement expires on June 30, 2007. WMS received $0.5 million for services under these agreements in 2004.

From 1999 to 2002, we issued various promissory notes to Gulf United Investments Corporation, or GUIC, one of our affiliates, evidencing borrowings by us totaling approximately $5.4 million. Interest on the notes accrued at the prime rate. The promissory notes were paid in full by us at maturity in December 2004 when we paid $6.3 million to GUIC.

From 2002 to 2003, we issued promissory notes to Westlake Industries, Inc., or WII, one of our affiliates, evidencing borrowings totaling $336,000. Interest on the notes accrued at the prime rate. The promissory notes were paid in full by us at maturity in September 2004 when we paid $339,000 to WII.

Effective as of July 1, 2004, WMS entered into a technical assistance agreement with WEC International Corporation, or WEC, a former affiliate of ours, on behalf of Suzhou Huasu Plastics Co. Ltd., a joint venture in which we have a 43% interest, whereby WMS will perform certain technical and administrative services, including technical training, engineering, plant operations and project management for WEC and/or Suzhou Huasu Plastics. WMS will charge WEC $49,000 per year, plus reimbursement for all direct costs, including costs associated with providing expatriates to Suzhou Huasu Plastics, plus an overhead charge and profit margin. WMS received $52,000 for these services in 2004.

In addition, effective as of January 1, 2004, our subsidiary WMS entered into an agreement with our affiliate GUIC to perform certain administrative services, including tax, accounting, human resources, legal and risk management, for GUIC on behalf of itself and on behalf of TTWF LP, our principal stockholder, and its affiliates WII and Tanglewood Property Management Co., or TPMC, for an annual base fee of $300,000, based upon actual costs, a pre-determined percentage of overhead and profit margin. In addition to this base fee, GUIC will reimburse WMS for all direct costs and expenses incurred by WMS on behalf of GUIC and those affiliates in the course of providing services under the agreement. GUIC will also reimburse WMS for a pre-determined percentage of overhead and profit margin of WMS for certain services. This agreement was subsequently modified in 2004 to have TTWF LP replace GUIC as the signatory to the agreement. This modification did not change any other terms and conditions of the agreement, and WMS still performs the above-described services for GUIC, TTWF LP, WII and TPMC. WMS received $300,000 for these services in 2004.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. PricewaterhouseCoopers LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2004. Although the ratification of the appointment of an independent registered public accounting firm is not required to be submitted to a vote of stockholders, our board of directors has decided to ask our stockholders to ratify this appointment. If our stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the audit committee will consider the appointment of another accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT THIS APPOINTMENT BE RATIFIED.

PricewaterhouseCoopers LLP, or its predecessor, has served as our auditors since 1993. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting. If present, the representatives will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

INDEPENDENT AUDITOR’S FEES

For the years ended December 31, 2004 and 2003, we paid the following fees to PricewaterhouseCoopers LLP:

Fees	2004	2003
Audit fees (1)	$1,191,000	$1,020,000
Audit-related fees (2)	$31,000	$21,000
Tax fees (3)	$255,000	$149,000
All other fees	—	—
Total fees billed	$1,477,000	$1,190,000

(1)	Audit fees represent fees billed for professional services rendered for the audits of our annual consolidated financial statements, statutory audits of our subsidiaries, quarterly review of our consolidated financial statements, reviews of documents filed with the SEC, registration statements and comfort letters.
(2)	Audit-related fees represent fees billed for professional services rendered for audits of employee benefit plans, attest services and accounting consultations.
(3)	Tax fees represent fees billed for professional services rendered for tax planning, tax advice and tax compliance.

AUDIT COMMITTEE PRE-APPROVAL

The audit committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for work associated with audit, review or attest engagements, tax and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC.

REPORT OF THE AUDIT COMMITTEE

Three directors make up the audit committee of our board of directors: Robert T. Blakely (chairman), Max L. Lukens and Dr. Gilbert R. Whitaker, Jr.

During the course of performing its duties, the audit committee issued the following report.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The charter of the Audit Committee of the Board of Directors specifies that the purpose of the Audit Committee is to assist the Board of Directors in its oversight of:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent auditors; and

•	the performance of the Company’s independent auditors and internal audit function.

The Audit Committee charter is available on the Company’s Investor Relations Web site (www.westlakechemical.com under “Investor Relations”).

In carrying out these responsibilities, the Audit Committee, among other things:

•	monitors preparation of quarterly and annual financial reports by the Company’s management;

•	supervises the relationship between the Company and its independent auditors, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent auditors; and

•	oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company’s internal auditing program.

Until the closing of the Company’s initial public offering in August 2004, the Audit Committee was comprised of two members: Mr. James Chao and Mr. Albert Chao. The Audit Committee met three times during 2004 prior to the initial public offering. In connection with the initial public offering, Messrs. James and Albert Chao resigned from the Audit Committee and Mr. Robert T. Blakely, Mr. Max L. Lukens and Dr. Gilbert Whitaker, Jr. were appointed to the Audit Committee. The Audit Committee met two times during 2004 after the initial public offering. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and with the Company’s internal auditors, in each case without the presence of the Company’s management.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. During 2004, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) (as modified by Statement on Auditing Standards No. 90), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which the Audit Committee has received.

In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Taking all these reviews and discussions into account, the undersigned Audit Committee members recommend to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Robert T. Blakely, Chairman

Max L. Lukens

Dr. Gilbert R. Whitaker, Jr.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

We do not know of any matters other than those stated above which are to be brought before the annual meeting. However, if any other matters should be properly presented for consideration and voting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their judgment.

OBTAINING COPIES OF THE COMPANY’S FORM 10-K

STOCKHOLDERS OF THE COMPANY MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 BY SENDING A WRITTEN REQUEST FOR THE FORM 10-K TO THE INVESTOR RELATIONS DEPARTMENT, WESTLAKE CHEMICAL CORPORATION, 2801 POST OAK BLVD., SUITE 600, HOUSTON, TEXAS 77056.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Proposals by stockholders intended to be presented at the 2006 annual meeting of stockholders must be forwarded in writing and received at our principal executive offices no later than December 5, 2005, directed to the attention of the corporate secretary, for consideration for inclusion in our Proxy Statement for the annual meeting of stockholders to be held in 2006. Moreover, with regard to any proposal by a stockholder not seeking to have its proposal included in the Proxy Statement but seeking to have its proposal considered at the 2006 annual meeting, if that stockholder fails to notify us in the manner set forth above of its proposal by February 18, 2006, then the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the 2006 annual meeting, notwithstanding that stockholders have not been advised of the proposal in the Proxy Statement for the 2006 annual meeting of stockholders. Any stockholder proposals must comply in all respects with the rules and regulations of the SEC.

Stephen Wallace

Vice President, General Counsel and Secretary

April 4, 2005

APPENDIX A

WESTLAKE CHEMICAL CORPORATION

CHARTER OF THE AUDIT COMMITTEE

The Audit Committee is appointed by the Board of Directors to assist the Board of Directors in overseeing (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the independence, qualifications and performance of the Company’s independent auditors and (4) the performance of the Company’s internal audit function. Pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission, the Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (any such firm is referred to in this Charter as the Company’s independent auditors). The Audit Committee shall have and may exercise all the powers of the Board of Directors, except as may be prohibited by law, with respect to all matters encompassed by this Charter, and shall have all the power and authority required under the Sarbanes-Oxley Act of 2002.

The Audit Committee shall be appointed by the Board of Directors and shall, subject to any applicable phase-in rules, consist of not less than three members of the Board of Directors. The members of the Audit Committee shall initially be appointed by the Board of Directors and, thereafter, by the Board of Directors on the recommendation of the Nominating and Governance Committee. The Board of Directors shall also elect a chairman of the Audit Committee. The Board of Directors intends that the members of the Audit Committee meet the independence, expertise, experience and financial literacy requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC, in each case after giving effect to any applicable phase-in requirements. The Company will seek to have at least one member of the Audit Committee who is a person who the Board of Directors determines is an “audit committee financial expert” as defined by Item 401(h)(2) of Regulation S-K promulgated by the SEC. Unless otherwise determined by the Board of Directors, no member of the Audit Committee shall simultaneously serve on the audit committees of more than two other public companies.

The independent auditors of the Company are ultimately accountable to the Audit Committee and the Board of Directors, as opposed to management of the Company. The Audit Committee shall have the sole authority to appoint and, where appropriate, replace the Company’s independent auditors (subject to stockholder ratification) and to approve all audit engagement fees and terms. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditors shall report directly to the Audit Committee.

The Audit Committee shall preapprove all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC.

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permissible non-audit services. The Audit Committee also may delegate such preapproval authority to any of its members. Any decisions of such subcommittees or members to grant preapprovals shall be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall:

•	Review and discuss with management and the independent auditors the annual audited financial statements, as well as disclosures made in management’s discussion and analysis of financial condition and results of operations in the Company’s Annual Report on Form 10-K.

•	Recommend to the Board of Directors whether the Company’s annual audited financial statements and accompanying notes should be included in the Company’s Annual Report on Form 10-K.

•	Prepare and approve the audit committee report as required by the SEC to be included in the Company’s proxy statement for the annual meeting (or in the Company’s Annual Report on Form 10-K if required to be included therein).

•	Review and discuss with management and the independent auditors the Company’s quarterly financial statements, as well as disclosures made in management’s discussion and analysis of financial condition and results of operations, including any matters provided in Statement on Auditing Standards No. 100 arising in connection with the Company’s quarterly financial statements.

•	Review and discuss with management and the independent auditors:

•	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, any major issues concerning the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

•	Analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative methods of generally accepted accounting principles on the financial statements.

•	Review and discuss periodic reports from the independent auditors on:

•	All critical accounting policies and practices to be used.

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including (1) ramifications of the use of such alternative disclosures and treatments and (2) the treatment preferred by the independent auditors.

•	Other material written communications between the independent auditors and management, such as any management letter provided by the independent auditors and management’s response to that letter, any management representation letter, any reports on observations and recommendations on internal controls, any schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any, and any engagement or independence letters.

•	Review with management the Company’s earnings press releases, with particular emphasis on the use of any “non-GAAP financial measures,” as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (covering, for example, the types of information to be disclosed and the type of presentation to be made).

•	Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures; and discuss the Company’s policies and guidelines concerning risk assessment and risk management.

•	Discuss with the independent auditors the matters required to be communicated by the independent auditors pursuant to Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management’s response, any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

•	Review the disclosures that the Company’s chief executive officer and chief financial officer make to the Audit Committee and the independent auditors in connection with the certification process for the Company’s Reports on Form 10-K and Form 10-Q concerning any significant deficiencies or weaknesses in the design or operation of internal control over financial reporting and any fraud that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

•	Review the capabilities and performance of the lead partner of the independent auditors.

•	At least annually, obtain and review a report by the independent auditors describing (i) the independent auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company. Evaluate the independent auditors’ qualifications, performance and independence, including considering whether the independent auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditors’ independence. In making this evaluation, the Audit Committee shall take into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditors to the full Board of Directors.

•	Confirm the regular rotation of the audit partners as required by law. Consider whether there should be regular rotation of the independent auditing firm.

•	Establish hiring policies for the Company’s employment of the independent auditors’ personnel or former personnel.

•	Review with the independent auditors any communication or consultation between the Company’s audit team and the independent auditors’ national office respecting auditing or accounting issues presented by the engagement.

•	Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

•	Review the appointment and replacement of the senior internal auditing executive.

•	Review the significant reports to management prepared by the internal auditing department and management’s responses.

•	Review with management and the independent auditors the responsibilities, budget and staffing of the internal auditors and any recommended changes in the planned scope of the internal audit. The internal audit function (which may be outsourced to a third-party service provider other than the independent auditor) is intended to provide management and the Audit Committee with ongoing assessments of the Company’s risk management processes and system of internal control.

•	Obtain from the independent auditors assurance that Section 10A(b) of the Securities Exchange Act of 1934 has not been implicated.

•	Obtain reports from management, the Company’s senior internal auditing executive and the independent auditors that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct.

•	Advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review with the Company’s General Counsel legal matters that may have a material impact on the Company’s financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

•	Meet periodically with management, the internal auditors and the independent auditors in separate executive sessions.

•	Review and reassess the adequacy of this Charter from time to time and recommend any proposed changes to the Board of Directors for approval.

•	Review annually the Audit Committee’s own performance.

•	Make regular reports to the Board of Directors.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s Code of Conduct.

The Audit Committee shall have the authority to engage and obtain advice and assistance from current or independent legal, accounting or other advisors without seeking approval of the Board of Directors. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any advisors employed by the Audit Committee, and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee will meet as often as the members shall determine to be necessary or appropriate, but at least four times during each year. In addition, the Audit Committee will make itself available to the independent auditors and the internal auditors of the Company as requested. Reports of meetings of the Audit Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Audit Committee meeting, accompanied by any recommendations to the Board of Directors approved by the Audit Committee.

ANNUAL MEETING OF STOCKHOLDERS OF WESTLAKE CHEMICAL CORPORATION May 19, 2005

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time on May 18, 2005.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THIS PROXY WILL BE VOTED OR NOT VOTED AS YOU DIRECT BELOW.

IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

Proposal 1 - ELECTION OF CLASS I DIRECTORS

FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT

(See instructions below)

NOMINEES: Ruth I. Dreessen Dorothy C. Jenkins Max L. Lukens

FOR AGAINST ABSTAIN Proposal 2 - RATIFICATION OF THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP AS WESTLAKE CHEMICAL CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

THANK YOU FOR VOTING

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

I consent to future access of the Annual Reports and Proxy Statements electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future Stockholder Meeting until such consent is revoked.

I PLAN TO ATTEND THE ANNUAL MEETING

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

In order to reduce the costs associated with producing and mailing your Annual Report and Proxy Statement in future years, we urge you to elect on your proxy card that you would like to view your

Annual Report and Proxy Statement electronically via the Internet. Your election can be revoked at any time by calling 1-800-PROXIES. You will continue to receive your proxy card in the mail, regardless of your election.

If you vote your proxy by telephone or on the Internet, you do NOT need to mail back your proxy card.

IF YOU WISH TO VOTE BY TELEPHONE IN THE UNITED STATES, PUERTO RICO OR CANADA, PLEASE FOLLOW THE INSTRUCTIONS BELOW. IF YOU VOTE BY TELEPHONE OR THE

INTERNET, PLEASE DO NOT RETURN YOUR PROXY CARD BY MAIL.

HAVE YOUR VOTING DIRECTION CARD IN HAND.

TO VOTE BY PHONE THROUGH OUR TABULATOR, AMERICAN STOCK TRANSFER & TRUST

COMPANY:

• On a touch-tone telephone call Toll Free 1-800-PROXIES - 24 hours a day - 7 days a week.

• Enter your eleven-digit Control Number, which is indicated on the other side of this card.

• Follow the voice instructions.

PROXY PROXY

WESTLAKE CHEMICAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting—May 19, 2005

The undersigned hereby appoints David R. Hansen and George J. Mangieri as proxy holders with full power to act alone and with power of substitution, to vote all stock which the undersigned could vote at the Company’s Annual Meeting of Stockholders to be held at the Westlake Center

Annex, 2801 Post Oak Blvd., Houston, Texas 77056, on May 19, 2005, at 9:00 a.m. (local time), and at any adjournment thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that may properly come before the meeting, all as described in the accompanying Notice and Proxy Statement.

This Proxy is Continued on the Reverse Side Please Sign on the Reverse Side and Return Promptly

COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF WESTLAKE CHEMICAL CORPORATION May 19, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THIS PROXY WILL BE VOTED OR NOT VOTED AS YOU DIRECT BELOW.

IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

Proposal 1 - ELECTION OF CLASS I DIRECTORS

FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT

(See instructions below)

NOMINEES: Ruth I. Dreessen Dorothy C. Jenkins Max L. Lukens FOR AGAINST ABSTAIN

Proposal 2 - RATIFICATION OF THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP AS WESTLAKE

CHEMICAL CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

THANK YOU FOR VOTING

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

I consent to future access of the Annual Reports and Proxy Statements electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future Stockholder Meeting until such consent is revoked.

I PLAN TO ATTEND THE ANNUAL MEETING

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY PROXY

WESTLAKE CHEMICAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting—May 19, 2005

The undersigned hereby appoints David R. Hansen and George J. Mangieri as proxy holders with full power to act alone and with power of substitution, to vote all stock which the undersigned could vote at the Company’s Annual Meeting of Stockholders to be held at the Westlake Center Annex, 2801 Post Oak Blvd., Houston, Texas 77056, on May 19, 2005, at 9:00 a.m. (local time), and at any adjournment thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that may properly come before the meeting, all as described in the accompanying Notice and Proxy Statement.

This Proxy is Continued on the Reverse Side Please Sign on the Reverse Side and Return Promptly

COMMENTS: